                                                             Exhibit 15.02

September 8, 1994




Board of Directors
Volt Information Sciences, Inc.


We are aware of the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 2-88018 on Form S-3 dated December 1, 1983 and Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987 of Volt Information Sciences, Inc., of our report dated August 30, 1994 relating to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. which are included in its Form 10-Q for the quarter ended July 29, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                            Ernst & Young LLP





New York, New York